Exhibit 99.1

Gold.com Reports Fiscal Fourth Quarter and Full Year 2026 Results

FY 2026 Diluted Earnings Per Share of $3.02

$82.3 Million in Net Income and $179.8 Million in non-GAAP EBITDA in FY 2026

Company Declares Special Dividend of $1.00 per share

Costa Mesa, CA – September 2, 2026 – Gold.com, Inc. (NYSE: GOLD), (“Gold.com” or the “Company”), a fully integrated alternative assets platform that offers an extensive range of precious metals, numismatic coins, and collectibles to consumers, collectors, and institutional clients worldwide, reported results for the fiscal fourth quarter and full year ended June 30, 2026.

Management Commentary

“Fiscal 2026 was a transformational year highlighted by continued growth through both organic expansion and strategic acquisitions, our rebranding to Gold.com, and outstanding financial results that underscored the strength of our vertically integrated model,” said Gold.com CEO Greg Roberts. “Fourth quarter performance was solid as we delivered net income of $12.2 million and earnings per diluted share of $0.41, even as market conditions softened.

“We saw continued growth in our storage and secured lending businesses during the year. Both businesses carry attractive economics and deepen relationships with customers who may transact across the rest of our platform. We also continued to grow our business with major retailers and institutional customers, as a result of strategic investments in our trading and logistics platforms.

“Completing the acquisition of Sunshine Minting (“SMI”) in April was a major milestone that significantly expands our total production capacity and creates a clear pathway to capturing additional value and market share globally. With its state-of-the art facilities and strong capabilities and capacity, SMI is well positioned to serve the growing demand from the United States Mint and other sovereign mints around the world, along with capitalizing on the opportunities across our portfolio of brands.

“Underlying trends across our business remain strong and we are well positioned for broad-based growth and delivering long-term value to our shareholders.”

	Three Months Ended June 30,
	2026	2025
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$5,005,014	$2,512,048
Gross profit	$110,297	$81,689
Depreciation and amortization expense	$(10,115)	$(8,576)
Net income attributable to the Company	$12,157	$10,324

Earnings per Share:
Basic	$0.42	$0.42
Diluted	$0.41	$0.41

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$24,741	$19,163
EBITDA	$28,188	$29,153

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended June 30, 2026 and 2025 follows (in thousands):

	Three Months Ended June 30,
	2026	2025

Net income before provision for income taxes	$12,303	$13,020
Adjustments:
Remeasurement gain on pre-existing equity interests	(4,136)	(1,900)
Contingent consideration fair value adjustment	6,327	(10)
Acquisition costs	132	(523)
Amortization of acquired intangibles	7,004	6,658
Depreciation expense	3,111	1,918
Adjusted net income before provision for income taxes (non-GAAP)	$24,741	$19,163

	Three Months Ended
	June 30, 2026	March 31, 2026
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$5,005,014	$10,350,729
Gross profit	$110,297	$176,580
Depreciation and amortization expense	$(10,115)	$(9,416)
Net income attributable to the Company	$12,157	$59,487

Earnings per Share:
Basic	$0.42	$2.17
Diluted	$0.41	$2.09

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$24,741	$87,111
EBITDA	$28,188	$103,382

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended June 30, 2026 and March 31, 2026 follows (in thousands):

	Three Months Ended
	June 30, 2026	March 31, 2026

Net income before provision for income taxes	$12,303	$81,753
Adjustments:
Remeasurement gain on pre-existing equity interests	(4,136)	—
Contingent consideration fair value adjustment	6,327	(4,436)
Acquisition costs	132	378
Amortization of acquired intangibles	7,004	6,975
Depreciation expense	3,111	2,441
Adjusted net income before provision for income taxes (non-GAAP)	$24,741	$87,111

Fiscal Fourth Quarter 2026 Financial Highlights

•
Revenues for the three months ended June 30, 2026 increased 99% to $5.005 billion from $2.512 billion for the three months ended June 30, 2025, and decreased 52% from $10.351 billion for the three months ended March 31, 2026
•
Gross profit for the three months ended June 30, 2026 increased 35% to $110.3 million from $81.7 million for the three months ended June 30, 2025, and decreased 38% from $176.6 million for the three months ended March 31, 2026
•
Gross profit margin for the three months ended June 30, 2026 decreased to 2.20% of revenue, from 3.25% of revenue for the three months ended June 30, 2025, and increased from 1.71% of revenue for the three months ended March 31, 2026
•
Net income attributable to the Company for the three months ended June 30, 2026 increased 18% to $12.2 million from $10.3 million for the three months ended June 30, 2025, and decreased 80% from $59.5 million for the three months ended March 31, 2026
•
Diluted earnings per share totaled $0.41 for the three months ended June 30, 2026, which was unchanged compared to $0.41 for the three months ended June 30, 2025, and decreased 80% from $2.09 for the three months ended March 31, 2026
•
Adjusted net income before provision for income taxes, depreciation, amortization, acquisition costs, remeasurement gains or losses, and contingent consideration fair value adjustments (“Adjusted net income before provision for income taxes” or “Adjusted net income”), a non-GAAP financial performance measure, for the three months ended June 30, 2026 increased 29% to $24.7 million from $19.2 million for the three months ended June 30, 2025, and decreased 72% from $87.1 million for the three months ended March 31, 2026
•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP liquidity measure, for the three months ended June 30, 2026 decreased 3% to $28.2 million from $29.2 million for the three months ended June 30, 2025, and decreased 73% from $103.4 million for the three months ended March 31, 2026

	Year Ended June 30,
	2026	2025
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$25,513,409	$10,978,614
Gross profit	$453,144	$210,916
Depreciation and amortization expense	$(34,752)	$(22,920)
Net income attributable to the Company	$82,341	$17,320

Earnings per Share:
Basic	$3.11	$0.73
Diluted	$3.02	$0.71

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$139,940	$53,059
EBITDA	$179,750	$64,445

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the years ended June 30, 2026 and 2025 follows (in thousands):

	Year Ended June 30,
	2026	2025

Net income before provision for income taxes	$109,522	$21,270
Adjustments:
Remeasurement (gain) loss on pre-existing equity interests	(4,136)	5,143
Contingent consideration fair value adjustment	(890)	(1,140)
Acquisition costs	692	4,866
Amortization of acquired intangibles	24,362	18,316
Depreciation expense	10,390	4,604
Adjusted net income before provision for income taxes (non-GAAP)	$139,940	$53,059

Fiscal Full Year 2026 Financial Highlights

•
Revenues for the fiscal year ended June 30, 2026 increased 132% to $25.513 billion from $10.979 billion for the fiscal year ended June 30, 2025
•
Gross profit for the fiscal year ended June 30, 2026 increased 115% to $453.1 million from $210.9 million for the fiscal year ended June 30, 2025
•
Gross profit margin for the fiscal year ended June 30, 2026 decreased to 1.78% of revenue from 1.92% of revenue for the fiscal year ended June 30, 2025
•
Net income attributable to the Company for the fiscal year ended June 30, 2026 increased 375% to $82.3 million from $17.3 million for the fiscal year ended June 30, 2025
•
Diluted earnings per share totaled $3.02 for the fiscal year ended June 30, 2026, a 325% increase compared to $0.71 for the fiscal year ended June 30, 2025
•
Adjusted net income for the fiscal year ended June 30, 2026 increased 164% to $139.9 million from $53.1 million for the fiscal year ended June 30, 2025
•
EBITDA for the fiscal year ended June 30, 2026 increased 179% to $179.8 million from $64.4 million for the fiscal year ended June 30, 2025

	Three Months Ended June 30,
	2026	2025
Selected Operating and Financial Metrics:
Gold ounces sold (1)	521,000	346,000
Silver ounces sold (2)	15,317,500	15,664,000
Number of secured loans at period end (3)	367	445
Secured loans receivable at period end	$115,128,000	$94,037,000
Direct-to-Consumer ("DTC") number of new customers (4)	67,900	108,900
Direct-to-Consumer number of active customers (5)	160,700	170,600
Direct-to-Consumer number of total customers (6)	4,722,300	4,196,000
Direct-to-Consumer average order value ("AOV") (7)	$3,556	$2,443
JM Bullion ("JMB") average order value (8)	$2,716	$2,415
CyberMetals number of new customers (9)	1,300	1,800
CyberMetals number of active customers (10)	1,600	1,700
CyberMetals number of total customers (11)	42,600	37,000
CyberMetals customer assets under management at period end (12)	$16,600,000	$10,700,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. Metrics from Spectrum Group International, LLC ("SGI") and Pinehurst Coin Exchange, Inc. ("Pinehurst") are included from February 28, 2025, metrics from AMS Holding, LLC ("AMS") are included from April 1, 2025, metrics from Monex Deposit Company ("Monex") are included from January 2, 2026, and metrics from SMI are included from April 1, 2026.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, metrics from Monex are included from January 2, 2026, and metrics from SMI are included from April 1, 2026.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

	Three Months Ended
	June 30, 2026	March 31, 2026
Selected Operating and Financial Metrics:
Gold ounces sold (1)	521,000	527,000
Silver ounces sold (2)	15,317,500	29,220,000
Number of secured loans at period end (3)	367	337
Secured loans receivable at period end	$115,128,000	$126,034,000
Direct-to-Consumer ("DTC") number of new customers (4)	67,900	292,900
Direct-to-Consumer number of active customers (5)	160,700	246,000
Direct-to-Consumer number of total customers (6)	4,722,300	4,654,400
Direct-to-Consumer average order value ("AOV") (7)	$3,556	$5,618
JM Bullion ("JMB") average order value (8)	$2,716	$3,056
CyberMetals number of new customers (9)	1,300	1,300
CyberMetals number of active customers (10)	1,600	2,200
CyberMetals number of total customers (11)	42,600	41,300
CyberMetals customer assets under management at period end (12)	$16,600,000	$20,100,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, metrics from Monex are included from January 2, 2026, and metrics from SMI are included from April 1, 2026.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, metrics from Monex are included from January 2, 2026, and metrics from SMI are included from April 1, 2026.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Fourth Quarter 2026 Operational Highlights

•
Gold ounces sold in the three months ended June 30, 2026 increased 51% to 521,000 ounces from 346,000 ounces for the three months ended June 30, 2025, and decreased 1% from 527,000 ounces for the three months ended March 31, 2026
•
Silver ounces sold in the three months ended June 30, 2026 decreased 2% to 15.3 million ounces from 15.7 million ounces for the three months ended June 30, 2025, and decreased 48% from 29.2 million ounces for the three months ended March 31, 2026
•
As of June 30, 2026, the number of secured loans decreased 18% to 367 from 445 as of June 30, 2025, and increased 9% from 337 as of March 31, 2026
•
Direct-to-Consumer new customers for the three months ended June 30, 2026 decreased 38% to 67,900 from 108,900 for the three months ended June 30, 2025, and decreased 77% from 292,900 for the three months ended March 31, 2026. For the three months ended March 31, 2026, approximately 58% of the new customers were attributable to the acquisition of Monex. For the three months ended June 30, 2025, approximately 30% percent of the new customers were attributable to the acquisition of AMS
•
Direct-to-Consumer active customers for the three months ended June 30, 2026 decreased 6% to 160,700 from 170,600 for the three months ended June 30, 2025, and decreased 35% from 246,000 for the three months ended March 31, 2026
•
Direct-to-Consumer average order value for the three months ended June 30, 2026 increased $1,113, or 46% to $3,556 from $2,443 for the three months ended June 30, 2025, and decreased $2,062, or 37%, from $5,618 for the three months ended March 31, 2026
•
JM Bullion’s average order value for the three months ended June 30, 2026 increased $301, or 12% to $2,716 from $2,415 for the three months ended June 30, 2025, and decreased $340, or 11%, from $3,056 for the three months ended March 31, 2026

	Year Ended June 30,
	2026	2025
Selected Operating and Financial Metrics:
Gold ounces sold (1)	2,032,000	1,642,000
Silver ounces sold (2)	73,563,500	73,643,000
Number of secured loans at period end (3)	367	445
Secured loans receivable at period end	$115,128,000	$94,037,000
Direct-to-Consumer ("DTC") number of new customers (4)	526,300	1,129,200
Direct-to-Consumer number of active customers (5)	783,100	581,300
Direct-to-Consumer number of total customers (6)	4,722,300	4,196,000
Direct-to-Consumer average order value ("AOV") (7)	$4,642	$2,866
JM Bullion ("JMB") average order value (8)	$2,794	$2,156
CyberMetals number of new customers (9)	5,700	7,400
CyberMetals number of active customers (10)	7,500	6,800
CyberMetals number of total customers (11)	42,600	37,000
CyberMetals customer assets under management at period end (12)	$16,600,000	$10,700,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, metrics from Monex are included from January 2, 2026, and metrics from SMI are included from April 1, 2026.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, metrics from Monex are included from January 2, 2026, and metrics from SMI are included from April 1, 2026.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025, metrics from AMS are included from April 1, 2025, and metrics from Monex are included from January 2, 2026.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Full Year 2026 Operational Highlights

•
Gold ounces sold in the fiscal year ended June 30, 2026 increased 24% to 2,032,000 ounces compared to 1,642,000 ounces in the fiscal year ended June 30, 2025
•
Silver ounces sold in the fiscal year ended June 30, 2026 remained relatively unchanged at 73.6 million ounces compared to 73.6 million ounces in the fiscal year ended June 30, 2025
•
Direct-to-Consumer new customers for the fiscal year ended June 30, 2026 decreased 53% to 526,300 from 1,129,200 for the fiscal year ended June 30, 2025. Approximately 33% of the new customers for the fiscal year ended June 30, 2026 were attributable to the acquisition of Monex. Approximately 79% of the new customers for the fiscal year ended June 30, 2025 were attributable to the acquisitions of SGI, Pinehurst and AMS
•
Direct-to-Consumer active customers for the fiscal year ended June 30, 2026 increased 35% to 783,100 from 581,300 for the fiscal year ended June 30, 2025
•
Direct-to-Consumer average order value for the fiscal year ended June 30, 2026 increased $1,776, or 62% to $4,642 from $2,866 for the fiscal year ended June 30, 2025
•
JM Bullion’s average order value for the fiscal year ended June 30, 2026 increased $638, or 30% to $2,794 from $2,156 for the fiscal year ended June 30, 2025

Fiscal Fourth Quarter 2026 Financial Summary

Revenues increased 99% to $5.005 billion from $2.512 billion in the same year-ago quarter. Excluding an increase of $0.9 billion of forward sales, our revenues increased $1.596 billion, or 94%, which was due to higher average selling prices of gold and silver as well as an increase in gold ounces sold, partially offset by a decrease in silver ounces sold. Revenues also increased due to the acquisitions of Monex in January 2026 and SMI in April 2026.

Gross profit increased 35% to $110.3 million (2.20% of revenue) from $81.7 million (3.25% of revenue) in the same year-ago quarter. The overall gross profit increase was due to an increase in gross profits earned by both the Wholesale Sales & Ancillary Services segment and the Direct-to-Consumer segment, including the acquisitions of Monex and SMI, which were not included in the same year-ago period. The Direct-to-Consumer segment contributed 66% and 63% of the consolidated gross profit in the fiscal fourth quarters of 2026 and 2025, respectively.

Selling, general and administrative expenses increased 46% to $77.9 million from $53.4 million in the same year-ago quarter. The change was primarily due to an increase in compensation expense (including performance-based accruals) of $17.1 million, higher advertising costs of $2.2 million, an increase in insurance costs of $2.7 million, consulting and professional fees of $1.4 million, an increase in facilities expense of $0.5 million, and an increase in bank service and credit card fees of $0.2 million. Selling, general and administrative expenses for the three months ended June 30, 2026 included $8.2 million of expenses incurred by Monex and SMI, which were not included in the same year-ago period. Excluding the increase from newly acquired subsidiaries, our selling, general and administrative expenses increased $16.3 million from the prior year period.

Depreciation and amortization expense increased 18% to $10.1 million from $8.6 million in the same year-ago quarter. The change was primarily due to an increase in depreciation expense of $1.2 million due to an increase in capital expenditures, an increase in amortization expense of $1.9 million relating to an increase in intangible asset amortization from intangible assets acquired through our acquisitions of Monex and SMI, partially offset by a decrease of $1.6 million in SGI, AMS and SGB intangible asset amortization.

Interest income increased 40% to $7.5 million from $5.3 million in the same year-ago quarter. The aggregate increase in interest income was due to an increase in interest income earned by our Secured Lending segment of $0.8 million, a $0.7 million increase in interest income earned by our DTC segment, and a $0.6 million increase in interest earned by our Wholesale Sales & Ancillary Services segment.

Interest expense increased 3% to $13.2 million from $12.9 million in the same year-ago quarter. The increase in interest expense was primarily due to an increase of $5.3 million related to precious metals leases driven by higher overall borrowings, partially offset by a decrease in interest rates, higher interest and fees of $0.8 million related to product financing arrangements due to higher interest rates and fees, and an increase of $0.7 million of other related interest charges, partially offset by a decrease of $6.4 million associated with our Trading Credit Facility due to reduced borrowings.

Earnings (losses) from equity method investments increased 364% to earnings of $2.0 million from a loss of $0.8 million in the same year-ago quarter.

Net income attributable to the Company totaled $12.2 million or $0.41 per diluted share, compared to net income of $10.3 million or $0.41 per diluted share in the same year-ago quarter.

Adjusted net income before provision for income taxes for the three months ended June 30, 2026 totaled $24.7 million, an increase of $5.6 million or 29% compared to $19.2 million in the same year-ago quarter.

EBITDA for the three months ended June 30, 2026 totaled $28.2 million, a decrease of $1.0 million or 3% compared to $29.2 million in the same year-ago quarter.

Fiscal Full Year 2026 Financial Summary

Revenues increased 132% to $25.513 billion from $10.979 billion in the prior fiscal year. Excluding an increase of $8.323 billion of forward sales, our revenues increased $6.205 billion, or 95%, which was due to higher average selling prices of gold and silver as well as an increase in gold ounces sold, partially offset by a decrease in silver ounces sold. Revenues also increased due to the acquisitions of SGI and Pinehurst in February 2025, AMS in April 2025, Monex in January 2026, and SMI in April 2026.

Gross profit increased 115% to $453.1 million (1.78% of revenue) in fiscal year 2026 from $210.9 million (1.92% of revenue) in the prior year. The overall gross profit increase was due to an increase in gross profits earned by both the Wholesale Sales & Ancillary Services segment and the Direct-to-Consumer segment, including the acquisitions of Monex and SMI, which were not included in the same year-ago period, and SGI, Pinehurst, and AMS, which were only partially included in the same year-ago period. The Direct-to-Consumer segment contributed 69% and 59% of the consolidated gross profit in fiscal year 2026 and 2025, respectively.

Selling, general and administrative expenses increased 98% to $275.6 million from $139.2 million in the prior fiscal year. The increase was primarily due to an increase in compensation expense of $85.8 million, higher advertising costs of $20.4 million, an increase in insurance costs of $8.7 million, an increase in consulting and professional fees of $7.4 million, an increase in bank service and credit card fees of $4.7 million, and an increase in facilities expense of $4.3 million. Selling, general and administrative expenses for the year ended June 30, 2026 included $104.3 million of expenses incurred by Monex and SMI, which were not included in the same year-ago period, and SGI, Pinehurst, and AMS, which were only partially included in the same year-ago period. Excluding the increase from newly acquired subsidiaries, our selling, general and administrative expenses increased $32.1 million from the prior year period.

Depreciation and amortization expense increased 52% to $34.8 million from $22.9 million in fiscal year 2025. The increase was primarily due to an increase in amortization expense of $11.6 million relating to an increase in intangible asset amortization from intangible assets acquired through our acquisitions of SGI, Pinehurst, AMS, Monex, and SMI, and an increase in depreciation expense of $5.8 million due to an increase in capital expenditures, partially offset by a decrease of $5.6 million in JMB and SGB intangible asset amortization.

Interest income decreased 1% to $25.6 million from $25.9 million in the prior fiscal year. The aggregate decrease in interest income was due to a $2.4 million decrease in interest earned by our Wholesale Sales & Ancillary Services segment, partially offset by an increase in interest earned by our Secured Lending segment of $1.0 million and an increase in interest earned by our DTC segment of $1.1 million.

Interest expense increased 32% to $61.1 million from $46.2 million in fiscal year 2025. The increase in interest expense was primarily due to an increase of $11.0 million related to precious metals leases driven by higher overall borrowings, partially offset by a decrease in interest rates, an increase of $8.0 million related to product financing arrangements due to higher interest rates and fees, partially offset by a decrease of $5.4 million associated with our Trading Credit Facility due to reduced borrowings.

Earnings (losses) from equity method investments increased 255% to earnings of $4.4 million from a loss of $2.8 million in the prior fiscal year.

Net income attributable to the Company totaled $82.3 million or $3.02 per diluted share, compared to net income attributable to the Company of $17.3 million or $0.71 per diluted share in the prior fiscal year.

Adjusted net income before provision for income taxes for the fiscal year ended June 30, 2026 totaled $139.9 million, an increase of $86.9 million or 164% compared to $53.1 million in the prior fiscal year.

EBITDA for fiscal year 2026 totaled $179.8 million, an increase of $115.3 million or 179% compared to $64.4 million in the prior fiscal year.

Special Dividend

Gold.com’s Board of Directors has declared a special cash dividend of $1.00 per share that is payable on September 28, 2026 to stockholders of record as of September 16, 2026.

Quarterly Cash Dividend

Gold.com’s Board of Directors has declared a quarterly cash dividend of $0.20 per share, maintaining the company's current dividend program. The dividend is payable on September 28, 2026 to stockholders of record as of September 16, 2026 .

Conference Call

Gold.com will hold a conference call today (September 2, 2026) to discuss these financial results. Gold.com management will host the call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) followed by a question-and-answer period.

To participate, please call the conference telephone number 10 minutes before the start time and ask for the Gold.com conference call.

Webcast: https://www.webcaster5.com/Webcast/Page/2867/54373

U.S. dial-in number: 1-888-506-0062

International number: 1-973-528-0011

Participant Access Code: 327594

The call will also be broadcast live and available for replay on the Investor Relations section of Gold.com’s website at ir.gold.com. If you have any difficulty connecting with the conference call or webcast, please contact Gold.com’s investor relations team at 1-646-277-1260.

A replay of the call will be available after 7:30 p.m. Eastern time through September 2, 2027.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Participant Access Code: 54373

About Gold.com, Inc.

Gold.com builds on gold’s storied history and heritage to define the future of alternative asset management. Founded in 1965, Gold.com offers comprehensive solutions for all aspects of the precious metals (gold, silver, platinum, and palladium) and collectibles (including rare coins and currency) value chains. Its vertically integrated platform combines market expertise with state-of-the-art logistics, financing, and minting capabilities to serve customers, collectors, and institutional clients globally.

Gold.com’s direct-to-consumer marketplace, anchored by flagship brands JMBullion.com, Stack’s Bowers Galleries, GovMint.com, Monex Precious Metals, and Goldline, has served millions of customers. The Company’s trading and wholesale sales platform, which operates as A-Mark Precious Metals, maintains distribution and finance focused relationships with a network of sovereign and private mints and has been an “authorized purchaser” of the United States Mint since 1986. This platform is supported by the Company’s minting and refining operations which include Sunshine Minting and Silver Towne Mint, whose facilities can collectively produce in excess of three million ounces of finished precious metals products per week. Gold.com’s Collateral Finance Corporation secured lending subsidiary, CFCGoldLoans.com, extends bullion, numismatic, and graded sports card loans, while A-Mark Global Logistics supports the Company’s operations with airport-adjacent distribution centers and IRA-approved storage depositories.

Gold.com is headquartered in Costa Mesa, California, and operates across the United States, Canada, the United Kingdom, Europe, Hong Kong, and Singapore. Learn more at www.gold.com.

Gold.com periodically provides information for investors on its corporate website, www.gold.com and its investor relations website, ir.gold.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and investor presentations.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These include statements regarding expectations with respect to growth, increasing market share and the delivery of long-term value. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results or circumstances to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: The failure to execute the Company’s growth strategy, including the inability to identify suitable or available acquisition or investment opportunities; greater than anticipated costs incurred to execute this strategy; our inability to execute on our cost containment and expense reduction programs; government regulations that might impede growth, particularly in Asia, including with respect to tariff policy; the inability to successfully integrate our recently acquired businesses; changes in the current international political climate, which historically has favorably contributed to demand and volatility in the precious metals markets but also has posed certain risks and uncertainties for the Company; increased competition for the Company’s higher margin services, which could depress pricing; the failure of the Company’s business model to respond to changes in the market environment as anticipated; changes in consumer demand and preferences for precious metal products generally; potential negative effects that inflationary pressure may have on our business; the failure of our investee companies to maintain, or address the preferences of, their customer bases; general risks of doing business in the commodity markets; and the strategic, business, economic, financial, political and governmental risks and other Risk Factors described in in the Company’s public filings with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Use and Reconciliation of Non-GAAP Measures

In addition to presenting the Company’s financial results determined in accordance with U.S. GAAP, management believes the following non-GAAP measures are useful in evaluating the Company’s operating performance: “adjusted net income before provision for income taxes” and “earnings before interest, taxes, depreciation and amortization” (“EBITDA”). Management believes the “adjusted net income before provision for income taxes” non-GAAP financial performance measure assists investors and analysts by facilitating comparison of period-to-period operational performance on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The items excluded from this financial measure may have a material impact on the Company’s financial results. Certain of those items are non-recurring, while others are non-cash in nature. Management believes the EBITDA non-GAAP liquidity measure assists investors and analysts by facilitating comparison of our business operations before investing activities, interest, and income taxes with other publicly traded companies. Non-GAAP measures do not have standardized definitions and should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP, and should be read in conjunction with the financial statements included in the Company’s Annual Report on Form 10-K to be filed with the SEC. Management encourages investors and others to review the Company’s financial information in its entirety and not to rely on any single financial or liquidity measure.

In the Company’s reconciliation from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, the Company eliminates the impact of the following five amounts: acquisition costs; amortization expenses related to intangible assets acquired; depreciation expense; remeasurement gains or losses related to pre-existing equity interests; and contingent consideration fair value adjustments. The Company’s reconciliations from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, and “net income” and “net cash provided by (used in) operating activities” to its non-GAAP “EBITDA” are provided below and are also included in the Company’s Annual Report on Form 10-K to be filed with the SEC for the fiscal year ended June 30, 2026.

Company Contact:

Steve Reiner, Executive Vice President, Capital Markets & Investor Relations

Gold.com, Inc.

1-310-587-1410

sreiner@gold.com

Investor Relations Contact:

Reed Anderson, ICR

646-277-1260

reed.anderson@icrinc.com

GOLD@icrinc.com

GOLD.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	June 30, 2026	June 30, 2025
	(unaudited)
ASSETS
Current assets
Cash	$577,976	$77,741
Receivables, net	196,037	137,723
Derivative assets	317,976	134,515
Secured loans receivable	115,128	94,037
Inventories:
Inventories	1,561,851	794,812
Restricted inventories	798,485	484,733
	2,360,336	1,279,545
Income tax receivable	2,148	4,575
Prepaid expenses and other assets	34,750	15,359
Total current assets	3,604,351	1,743,495
Operating lease right of use assets	31,659	22,843
Property, plant, and equipment, net	71,064	45,509
Goodwill	250,803	228,650
Intangibles, net	146,318	137,314
Long-term investments	26,986	33,015
Other long-term assets	5,738	4,605
Total assets	$4,136,919	$2,215,431
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Liabilities on borrowed metals	$776,061	$46,051
Product financing arrangements	89,249	484,733
Accounts payable and other payables	38,778	22,248
Deferred revenue and other advances	2,139,974	426,904
Derivative liabilities	39,918	96,177
Accrued liabilities	58,789	34,021
Notes payable	4,000	3,994
Total current liabilities	3,146,769	1,114,128
Lines of credit	—	345,000
Notes payable	206	3,349
Deferred tax liabilities	14,615	18,335
Other liabilities	36,963	31,948
Total liabilities	3,198,553	1,512,760
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, authorized 10,000,000 shares; issued and outstanding: none as of June 30, 2026 or June 30, 2025	—	—
Common stock, par value $0.01; 40,000,000 shares authorized; 29,121,293 and 24,639,386 shares issued and outstanding as of June 30, 2026 and June 30, 2025, respectively	292	247
Additional paid-in capital	351,545	184,998
Accumulated other comprehensive income	140	212
Retained earnings	523,736	464,059
Total Gold.com, Inc. stockholders’ equity	875,713	649,516
Noncontrolling interests	62,653	53,155
Total stockholders’ equity	938,366	702,671
Total liabilities and stockholders’ equity	$4,136,919	$2,215,431

GOLD.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data; unaudited)

	Year Ended June 30,
	2026	2025	2024
Revenues	$25,513,409	$10,978,614	$9,699,039
Cost of sales	25,060,265	10,767,698	9,525,784
Gross profit	453,144	210,916	173,255
Selling, general, and administrative expenses	(275,582)	(139,193)	(89,800)
Depreciation and amortization expense	(34,752)	(22,920)	(11,397)
Interest income	25,634	25,948	27,168
Interest expense	(61,110)	(46,203)	(39,531)
Earnings (losses) from equity method investments	4,391	(2,825)	4,044
Other (expense) income, net	(1,927)	2,031	2,071
Remeasurement gain (loss) on pre-existing equity interests	4,136	(5,143)	16,669
Gains (losses) on foreign exchange	(4,412)	(1,341)	299
Net income before provision for income taxes	109,522	21,270	82,778
Income tax expense	(20,907)	(5,426)	(13,745)
Net income	88,615	15,844	69,033
Net (loss) income attributable to noncontrolling interests	6,274	(1,476)	487
Net income attributable to the Company	$82,341	$17,320	$68,546
Basic and diluted net income per share attributable to Gold.com, Inc.:
Basic	$3.11	$0.73	$2.97
Diluted	$3.02	$0.71	$2.84

Weighted-average shares outstanding:
Basic	26,435,700	23,625,900	23,091,700
Diluted	27,262,600	24,441,500	24,120,800

GOLD.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Year Ended June 30,
	2026	2025	2024
Cash flows from operating activities:
Net income	$88,615	$15,844	$69,033
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	34,752	22,920	11,397
Amortization of loan cost	4,267	4,092	2,447
Share-based compensation	2,407	1,594	1,923
Remeasurement (gain) loss on pre-existing equity interests	(4,136)	5,143	(16,669)
Losses (earnings) from equity method investments	(4,391)	2,825	(4,044)
Other	181	(3,960)	(2,214)
Changes in assets and liabilities:
Receivables, net	(32,126)	(57,604)	16,754
Secured loans made to affiliates	—	16	56
Derivative assets	(181,458)	(18,992)	(36,243)
Income tax receivable	2,427	(606)	—
Precious metals held under financing arrangements	—	—	3,464
Inventories	(158,855)	(22,072)	(52,758)
Prepaid expenses and other assets	(923)	(3,386)	(1,168)
Accounts payable and other payables	5,661	(17,354)	(16,285)
Deferred revenue and other advances (including amounts from related parties of $1,453,942, $0, and $0 during the years ended June 30, 2026 2025, and 2024, respectively)	1,583,854	150,156	65,180
Derivative liabilities	(56,259)	69,109	18,265
Liabilities on borrowed metals	(71,011)	14,058	9,878
Accrued liabilities	9,779	(9,436)	(7,097)
Income tax payable	—	—	(985)
Net cash provided by operating activities	1,222,784	152,347	60,934
Cash flows from investing activities:
Capital expenditures for property, plant, and equipment	(12,708)	(10,678)	(7,256)
Acquisition of businesses, net of cash acquired	(35,074)	(114,609)	(31,871)
Purchase of long-term investments	(6,400)	—	(2,113)
Purchase of stablecoin	(20,000)	—	—
Purchase of intangible assets	(1,720)	—	(8,515)
Secured loans receivable, net	(21,081)	19,035	(12,489)
Purchase of marketable securities	—	(2,549)	—
Proceeds from sale of marketable securities	—	4,213	—
Other	6,905	(77)	(1,353)
Net cash used in investing activities	(90,078)	(104,665)	(63,597)
Cash flows from financing activities:
Product financing arrangements, net	(395,484)	(85,031)	157,541
Dividends paid	(22,504)	(18,804)	(41,845)
Borrowings under lines of credit	3,472,500	1,960,000	1,893,000
Repayments under lines of credit	(3,817,500)	(1,860,000)	(1,883,000)
Repayment of notes	—	(197)	(95,000)
Proceeds from notes payable to related party	—	—	3,448
Repayments on notes payable to related party	—	(8,367)	—
Net proceeds from the issuance of common stock	140,038	—	—
Repurchases of common stock	—	(901)	(22,307)
Repurchases of common stock from a related party	—	(4,219)	—
Debt funding issuance costs	(2,641)	(4,186)	(3,323)
Proceeds from the exercise of share-based awards	3,712	3,305	1,962
Payments for tax withholding related to net settlement of share-based awards	(785)	(177)	(546)
Other	(9,807)	—	2,051
Net cash (used in) provided by financing activities	(632,471)	(18,577)	11,981
Net increase in cash	500,235	29,105	9,318
Cash, beginning of period	77,741	48,636	39,318
Cash, end of period	$577,976	$77,741	$48,636

Overview of Results of Operations for the Three Months Ended June 30, 2026 and 2025

Consolidated Results of Operations

The operating results for the three months ended June 30, 2026 and 2025 were as follows (in thousands, except per share data):

Three Months Ended June 30,	2026		2025		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$5,005,014	100.000%	$2,512,048	100.000%	$2,492,966	99.2%
Gross profit	110,297	2.204%	81,689	3.252%	$28,608	35.0%
Selling, general, and administrative expenses	(77,941)	(1.557%)	(53,418)	(2.126%)	$24,523	45.9%
Depreciation and amortization expense	(10,115)	(0.202%)	(8,576)	(0.341%)	$1,539	17.9%
Interest income	7,457	0.149%	5,345	0.213%	$2,112	39.5%
Interest expense	(13,227)	(0.264%)	(12,902)	(0.514%)	$325	2.5%
Earnings (losses) from equity method investments	2,037	0.041%	(771)	(0.031%)	$2,808	364.2%
Other (expense) income, net	(9,033)	(0.180%)	199	0.008%	$(9,232)	(4,639.2%)
Remeasurement gain on pre-existing equity interests	4,136	0.083%	1,900	0.076%	$2,236	117.7%
Losses on foreign exchange	(1,308)	(0.026%)	(446)	(0.018%)	$862	193.3%
Net income before provision for income taxes	12,303	0.246%	13,020	0.518%	$(717)	(5.5%)
Income tax expense	(282)	(0.006%)	(2,860)	(0.114%)	$(2,578)	(90.1%)
Net income	12,021	0.240%	10,160	0.404%	$1,861	18.3%
Net loss attributable to noncontrolling interests	(136)	(0.003%)	(164)	(0.007%)	$(28)	(17.1%)
Net income attributable to the Company	$12,157	0.243%	$10,324	0.411%	$1,833	17.8%

Basic and diluted net income per share attributable to Gold.com, Inc.:

Per Share Data:
Basic	$0.42		$0.42		$—	—%
Diluted	$0.41		$0.41		$—	—%

Overview of Results of Operations for the Three Months Ended June 30, 2026 and March 31, 2026

Consolidated Results of Operations

The operating results for the three months ended June 30, 2026 and March 31, 2026 were as follows (in thousands, except per share data):

Three Months Ended	June 30, 2026		March 31, 2026		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$5,005,014	100.000%	$10,350,729	100.000%	$(5,345,715)	(51.6%)
Gross profit	110,297	2.204%	176,580	1.706%	$(66,283)	(37.5%)
Selling, general, and administrative expenses	(77,941)	(1.557%)	(78,035)	(0.754%)	$(94)	(0.1%)
Depreciation and amortization expense	(10,115)	(0.202%)	(9,416)	(0.091%)	$699	7.4%
Interest income	7,457	0.149%	6,817	0.066%	$640	9.4%
Interest expense	(13,227)	(0.264%)	(19,030)	(0.184%)	$(5,803)	(30.5%)
Earnings from equity method investments	2,037	0.041%	2,253	0.022%	$(216)	(9.6%)
Other (expense) income, net	(9,033)	(0.180%)	4,623	0.045%	$(13,656)	(295.4%)
Remeasurement gain on pre-existing equity interests	4,136	0.083%	—	—%	$4,136	—%
Losses on foreign exchange	(1,308)	(0.026%)	(2,039)	(0.020%)	$(731)	(35.9%)
Net income before provision for income taxes	12,303	0.246%	81,753	0.790%	$(69,450)	(85.0%)
Income tax expense	(282)	(0.006%)	(17,716)	(0.171%)	$(17,434)	(98.4%)
Net income	12,021	0.240%	64,037	0.619%	$(52,016)	(81.2%)
Net (loss) income attributable to noncontrolling interests	(136)	(0.003%)	4,550	0.044%	$(4,686)	(103.0%)
Net income attributable to the Company	$12,157	0.243%	$59,487	0.575%	$(47,330)	(79.6%)

Basic and diluted net income per share attributable to Gold.com, Inc.:

Per Share Data:
Basic	$0.42		$2.17		$(1.75)	(80.6%)
Diluted	$0.41		$2.09		$(1.68)	(80.4%)

Overview of Results of Operations for the Years Ended June 30, 2026 and 2025

Consolidated Results of Operations

The operating results for the years ended June 30, 2026 and 2025 were as follows (in thousands, except per share data):

Year Ended June 30,	2026		2025		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$25,513,409	100.000%	$10,978,614	100.000%	$14,534,795	132.4%
Gross profit	453,144	1.776%	210,916	1.921%	$242,228	114.8%
Selling, general, and administrative expenses	(275,582)	(1.080%)	(139,193)	(1.268%)	$136,389	98.0%
Depreciation and amortization expense	(34,752)	(0.136%)	(22,920)	(0.209%)	$11,832	51.6%
Interest income	25,634	0.100%	25,948	0.236%	$(314)	(1.2%)
Interest expense	(61,110)	(0.240%)	(46,203)	(0.421%)	$14,907	32.3%
Earnings (losses) from equity method investments	4,391	0.017%	(2,825)	(0.026%)	$7,216	255.4%
Other (expense) income, net	(1,927)	(0.008%)	2,031	0.018%	$(3,958)	(194.9%)
Remeasurement gain (loss) on pre-existing equity interests	4,136	0.016%	(5,143)	(0.047%)	$9,279	180.4%
Losses on foreign exchange	(4,412)	(0.017%)	(1,341)	(0.012%)	$3,071	229.0%
Net income before provision for income taxes	109,522	0.429%	21,270	0.194%	$88,252	414.9%
Income tax expense	(20,907)	(0.082%)	(5,426)	(0.049%)	$15,481	285.3%
Net income	88,615	0.347%	15,844	0.144%	$72,771	459.3%
Net income (loss) attributable to noncontrolling interests	6,274	0.025%	(1,476)	(0.013%)	$7,750	525.1%
Net income attributable to the Company	$82,341	0.323%	$17,320	0.158%	$65,021	375.4%

Basic and diluted net income per share attributable to Gold.com, Inc.:

Per Share Data:
Basic	$3.11		$0.73		$2.38	326.0%
Diluted	$3.02		$0.71		$2.31	325.4%

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended June 30, 2026 and 2025

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended June 30, 2026 and 2025 follows (in thousands):

Three Months Ended June 30,	2026	2025	Change
	$	$	$	%
Net income before provision for income taxes	$12,303	$13,020	$(717)	(5.5%)
Adjustments:
Remeasurement gain on pre-existing equity interests	(4,136)	(1,900)	$2,236	117.7%
Contingent consideration fair value adjustment	6,327	(10)	$6,337	63,370.0%
Acquisition costs	132	(523)	$655	125.2%
Amortization of acquired intangibles	7,004	6,658	$346	5.2%
Depreciation expense	3,111	1,918	$1,193	62.2%
Adjusted net income before provision for income taxes (non-GAAP)	$24,741	$19,163	$5,578	29.1%

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended June 30, 2026 and 2025 follows (in thousands):

Three Months Ended June 30,	2026	2025	Change
Reconciliation of Net Income to EBITDA:	$	$	$	%
Net income	$12,021	$10,160	$1,861	18.3%
Adjustments:
Interest income	(7,457)	(5,345)	$2,112	39.5%
Interest expense	13,227	12,902	$325	2.5%
Amortization of acquired intangibles	7,004	6,658	$346	5.2%
Depreciation expense	3,111	1,918	$1,193	62.2%
Income tax expense	282	2,860	$(2,578)	(90.1%)
	16,167	18,993	$(2,826)	(14.9%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$28,188	$29,153	$(965)	(3.3%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by operating activities	$1,069,754	$66,966	$1,002,788	1,497.5%
Changes in operating working capital	(1,050,328)	(49,665)	$1,000,663	2,014.8%
Interest expense	13,227	12,902	$325	2.5%
Interest income	(7,457)	(5,345)	$2,112	39.5%
Income tax expense	282	2,860	$(2,578)	(90.1%)
Earnings (losses) from equity method investments	2,037	(771)	$2,808	364.2%
Remeasurement gain on pre-existing equity interests	4,136	1,900	$2,236	117.7%
Share-based compensation	(1,064)	(618)	$446	72.2%
Amortization of loan cost	(376)	(1,246)	$(870)	(69.8%)
Other	(2,023)	2,170	$(4,193)	(193.2%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$28,188	$29,153	$(965)	(3.3%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended June 30, 2026 and March 31, 2026

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended June 30, 2026 and March 31, 2026 follows (in thousands):

Three Months Ended	June 30, 2026	March 31, 2026	Change
	$	$	$	%
Net income before provision for income taxes	$12,303	81,753	$(69,450)	(85.0%)
Adjustments:
Remeasurement gain on pre-existing equity interests	(4,136)	—	$(4,136)	—%
Contingent consideration fair value adjustment	6,327	(4,436)	$10,763	242.6%
Acquisition costs	132	378	$(246)	(65.1%)
Amortization of acquired intangibles	7,004	6,975	$29	0.4%
Depreciation expense	3,111	2,441	$670	27.4%
Adjusted net income before provision for income taxes (non-GAAP)	$24,741	$87,111	$(62,370)	(71.6%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended June 30, 2026 and March 31, 2026 follows (in thousands):

Three Months Ended	June 30, 2026	March 31, 2026	Change
Reconciliation of Net Income to EBITDA:	$	$	$	%
Net income	$12,021	$64,037	$(52,016)	(81.2%)
Adjustments:
Interest income	(7,457)	(6,817)	$640	9.4%
Interest expense	13,227	19,030	$(5,803)	(30.5%)
Amortization of acquired intangibles	7,004	6,975	$29	0.4%
Depreciation expense	3,111	2,441	$670	27.4%
Income tax expense	282	17,716	$(17,434)	(98.4%)
	16,167	39,345	$(23,178)	(58.9%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$28,188	$103,382	$(75,194)	(72.7%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by operating activities	$1,069,754	$235	$1,069,519	455,114.5%
Changes in operating working capital	(1,050,328)	70,603	$(1,120,931)	(1,587.7%)
Interest expense	13,227	19,030	$(5,803)	(30.5%)
Interest income	(7,457)	(6,817)	$640	9.4%
Income tax expense	282	17,716	$(17,434)	(98.4%)
Earnings from equity method investments	2,037	2,253	$(216)	(9.6%)
Remeasurement gain on pre-existing equity interests	4,136	—	$4,136	—%
Share-based compensation	(1,064)	(505)	$559	110.7%
Amortization of loan cost	(376)	(1,128)	$(752)	(66.7%)
Other	(2,023)	1,995	$(4,018)	(201.4%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$28,188	$103,382	$(75,194)	(72.7%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Full Year Ended June 30, 2026 and 2025

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the years ended June 30, 2026 and 2025 follows (in thousands):

Year Ended June 30,	2026	2025	Change
	$	$	$	%
Net income before provision for income taxes	$109,522	$21,270	$88,252	414.9%
Adjustments:
Remeasurement (gain) loss on pre-existing equity interests	(4,136)	5,143	$(9,279)	(180.4%)
Contingent consideration fair value adjustment	(890)	(1,140)	$(250)	(21.9%)
Acquisition costs	692	4,866	$(4,174)	(85.8%)
Amortization of acquired intangibles	24,362	18,316	$6,046	33.0%
Depreciation expense	10,390	4,604	$5,786	125.7%
Adjusted net income before provision for income taxes (non-GAAP)	$139,940	$53,059	$86,881	163.7%

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the years ended June 30, 2026, 2025, and 2024 follows (in thousands):

Year Ended June 30,	2026	2025	Change
Reconciliation of Net Income to EBITDA:	$	$	$	%
Net income	$88,615	$15,844	$72,771	459.3%
Adjustments:
Interest income	(25,634)	(25,948)	$(314)	(1.2%)
Interest expense	61,110	46,203	$14,907	32.3%
Amortization of acquired intangibles	24,362	18,316	$6,046	33.0%
Depreciation expense	10,390	4,604	$5,786	125.7%
Income tax expense	20,907	5,426	$15,481	285.3%
	91,135	48,601	$42,534	87.5%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$179,750	$64,445	$115,305	178.9%

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by operating activities	$1,222,784	$152,347	$1,070,437	702.6%
Changes in operating working capital	(1,101,089)	(103,889)	$997,200	959.9%
Interest expense	61,110	46,203	$14,907	32.3%
Interest income	(25,634)	(25,948)	$(314)	(1.2%)
Income tax expense	20,907	5,426	$15,481	285.3%
Earnings (losses) from equity method investments	4,391	(2,825)	$7,216	255.4%
Remeasurement gain (loss) on pre-existing equity interests	4,136	(5,143)	$9,279	180.4%
Share-based compensation	(2,407)	(1,594)	$813	51.0%
Amortization of loan cost	(4,267)	(4,092)	$175	4.3%
Other	(181)	3,960	$(4,141)	(104.6%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$179,750	$64,445	$115,305	178.9%